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                                                                   EXHIBIT 10(K)


                DESCRIPTION OF LIZ CLAIBORNE, INC. 1996 SALARIED
                          EMPLOYEE INCENTIVE BONUS PLAN



For the 1996 fiscal year, Liz Claiborne, Inc. maintained a bonus plan for full time salaried employees under which bonuses were earned based upon a combination of growth in earnings per share and return on invested capital, as measured against pre-established targets, and, as applicable, achievement of targeted levels of divisional direct operating profit and/or departmental performance considerations, subject to certain terms and conditions. A similar bonus plan is anticipated for 1997.